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                                                                       EXHIBIT 4


                     [Park National Corporation Letterhead]






                                 March 11, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: Park National Corporation - Annual Report on Form 10-K for the fiscal year ended December 31, 2004

Ladies and Gentlemen:

         Park National Corporation, an Ohio corporation ("Park"), is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K").

         Pursuant to the provisions of Item 601(b)(4)(iii) of Regulation S-K, Park hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of long-term debt of Park and of holders of long-term debt of Park's consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The long-term debt evidenced by each such instrument is less than 10% of the total assets of Park and its subsidiaries on a consolidated basis.

                                                     Very truly yours,

                                                     PARK NATIONAL CORPORATION

                                                     /s/ John W. Kozak

                                                     John W. Kozak
                                                     Chief Financial Officer